Exhibit 99.2

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”), effective as of December 6, 2007 (the “Effective Date”), is entered into by and between Guidance Software, Inc., a Delaware corporation (the “Company”), and Victor Limongelli (the “Executive”).

WHEREAS, the Company and Executive desire that, effective as of the Effective Date, the Company shall employ Executive, and Executive shall accept such employment, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Position, Duties and Responsibilities.

(a) Position. As of the Effective Date, the Company shall employ Executive, and Executive hereby agrees to serve the Company, as President and Chief Executive Officer of the Company. Executive shall perform such employment duties as are usual and customary for such position and shall report to the Board of Directors of the Company (the “Board”). Executive shall devote his best efforts and his full business time and attention to the performance of services hereunder for the Company and its subsidiaries and affiliates and as may reasonably be requested by the Board. At the Company’s request, Executive shall serve the Company and/or its subsidiaries and affiliates in such other capacities in addition to the foregoing as the Company shall designate, provided that such additional capacities are consistent with Executive’s position as President and Chief Executive Officer of the Company. In the event that Executive serves in any one or more of such additional capacities, Executive’s compensation will not be increased on account of such additional service beyond that specified in this Agreement.

(b) Board Member. Executive shall be appointed to serve as a member of the Board as of the Effective Date. Thereafter, to the extent permitted by applicable law and the Company’s bylaws and other governing documents, during Executive’s employment with the Company hereunder, the Company shall, at each annual meeting of the Company’s stockholders at which Executive’s term as a director would otherwise expire, nominate Executive to serve as a member of the Board.

(c) Place of Employment. During the period of Executive’s employment with the Company hereunder (the “Employment Period”), Executive shall perform the services required by this Agreement at the Company’s principal place of business, currently located at 215 N. Marengo Avenue, Pasadena, CA 91101. Notwithstanding the foregoing, the Company may from time to time require Executive to travel temporarily to other locations on the Company’s business.

(d) Exclusivity. Except with the prior written approval of the Board (which the Board may grant or withhold in its sole and absolute discretion), during the Employment Period, Executive shall devote his entire working time, attention and energies to the business of the Company and will not (i) accept any other employment or consultancy, (ii) serve on the board of directors or similar body of any other entity, or (iii) engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) that is or may be competitive with, or that might place him in a competing position to, that of the Company or any of its subsidiaries or affiliates; provided, however, that nothing in this Agreement shall limit Executive’s ability to provide services to or participate in non-profit, charitable or civic organizations or to manage personal investments to the extent that such activities do not materially interfere with Executive’s performance of his duties hereunder.

2. Compensation and Related Matters.

(a) Salary. During the Employment Period, the Company shall pay Executive an annual base salary of at least $350,000 per year, which shall be paid to Executive in accordance with the Company’s standard payroll practices (e.g., timing of payments and standard employee deductions, such as income tax withholdings, social security, etc.). The Board, or a committee thereof, shall review Executive’s base salary on an annual basis and may in its discretion increase his base salary as it deems appropriate.

(b) Bonuses. During the Employment Period, in addition to the base salary set forth above, Executive shall be eligible to participate in the Company’s annual incentive bonus plan applicable to the Company’s senior executive officers. The amount of Executive’s annual bonus (the “Annual Bonus”) will be based on the attainment of performance criteria established by the Board or the compensation committee of the Board (the “Compensation Committee”) after consultation with Executive and evaluated by the Board or the Compensation Committee in accordance with the terms of such bonus plan as in effect from time to time, provided that Executive’s target Annual Bonus shall be one hundred (100%) of Executive’s annual base salary for the year of performance (or such higher amount as may determined by the Board), prorated for any partial year of service in which an Annual Bonus is earned. Any Annual Bonus that becomes payable to Executive shall be paid to Executive after January 1, but no later than March 15, of the year immediately following the calendar year to which such Annual Bonus relates. Notwithstanding the foregoing, in the event that the Company is required to prepare an accounting restatement due to its material noncompliance, as a result of misconduct, with any financial reporting requirement under United States securities laws for any period(s) during the Employment Period, Executive shall, within 30 days following notification by the Company, repay to the Company the aggregate amount of any Annual Bonuses and other incentive bonuses paid to Executive with respect to such period(s).

(c) Other Benefits. During the Employment Period, Executive shall be eligible to participate in all savings and retirement plans, and all group welfare benefit plans (including, if applicable, medical, dental, disability, employee life, group life and accidental death insurance plans and programs) maintained by the Company from time to time which are applicable to the Company’s senior executive officers, subject to the terms and conditions of such plans. Notwithstanding the foregoing, nothing herein is intended, or shall be construed to require the Company to institute or continue any, or any particular, plan or benefits.

(d) Business Expenses. The Company shall reimburse Executive for reasonable business expenses actually incurred by Executive in connection with the conduct of the Company’s business upon presentation of sufficient evidence of such expenditures consistent with the Company’s policies as in effect from time to time. To the extent that any such expenses are deemed to constitute compensation to Executive, such expenses shall be reimbursed no later than December 31 of the year following the year in which the expense was incurred. The amount of any such expenses reimbursed in one year shall not affect the amount eligible for reimbursement in any subsequent year and Executive’s right to reimbursement of any such expenses shall not be subject to liquidation or exchange for any other benefit.

(e) Vacation, Etc. During the Employment Period, Executive shall be entitled to vacation (but in no event less than three (3) weeks per year), sick leave, holidays and other paid time-off benefits provided by the Company from time to time which are applicable to the Company’s senior executive officers.

(f) Fringe Benefits. During the Employment Period, Executive shall be eligible to receive such fringe benefits and perquisites as are provided by the Company to its senior executive officers from time to time, in accordance with the policies, practices and procedures of the Company.

(g) Equity Awards. Subject to the approval of such grants by the Board and the Compensation Committee, on the Effective Date, Executive shall be granted an option to purchase up to 500,000 shares of Company common stock and 100,000 restricted shares of Company common stock in accordance with the Stock Option Agreement and Restricted Stock Agreement attached hereto as Exhibit B and Exhibit C, respectively. Executive shall be eligible to receive additional equity awards in the future as the Board or the Compensation Committee deems appropriate in its sole and absolute discretion.

3. At-Will Employment. Executive’s employment with the Company is “at-will,” and, subject to the terms and conditions of this Agreement, either Executive or the Company may terminate Executive’s employment at any time and for any reason (or for no reason). This at-will employment relationship cannot be changed, modified, rescinded or superseded except pursuant to a writing signed by Executive and an authorized representative of the Company. However, as described in Section 5 below, Executive may be entitled to certain severance payments and benefits in connection with certain terminations of his employment.

4. Termination. Executive’s employment hereunder shall be terminated, or may be terminated, as the case may be, under the following circumstances:

(a) Death. Executive’s employment hereunder shall automatically terminate upon his death.

(b) Disability. Executive’s employment hereunder shall terminate upon his physical or mental disability or infirmity which would entitle Executive to disability benefits under the Company’s long-term disability plan applicable to senior executives.

(c) Cause. The Company may terminate Executive’s employment hereunder for Cause. For purposes of this Agreement, “Cause” shall mean (i) Executive’s material breach of any of the terms of this Agreement or any confidentiality, non-compete or similar agreement with the Company, which breach, if capable of cure, shall continue after the expiration of a cure period of 30 days following receipt of written notice from the Company, (ii) Executive’s commission of a felony or a crime involving moral turpitude, (iii) Executive’s commission of an act of fraud, embezzlement or dishonesty involving or relating to the Company or its subsidiaries or affiliates or which otherwise adversely affects the Company’s business or reputation, or (iv) Executive’s intentional misconduct in the performance of his duties or habitual or deliberate neglect of the performance of his duties, including without limitation, his failure or refusal to carry out any proper direction by the Board with respect to the services to be rendered by him or the manner of rendering such services, which misconduct or neglect, if capable of cure, shall continue after the expiration of a cure period of 30 days following receipt of written notice from the Company.

(d) Non-Cause Termination. Subject to Section 5(c) below, the Company may terminate Executive’s employment hereunder without Cause.

(e) Resignation. Executive may resign his position and terminate his employment with the Company at any time with or without Good Reason by delivery of a written notice of resignation to the Company (the “Notice of Resignation”). In the event of a resignation without Good Reason, the Notice of Resignation shall set forth the date such resignation shall become effective, which date shall, in any event, be at least thirty (30) days and no more than such number of days as the Company may determine following the date the Notice of Resignation is delivered to the Company. For purposes of this Agreement, “Good Reason” means the occurrence of any of the following without the prior consent of the Executive:

(i) a reduction by the Company of Executive’s then current annual base salary or target annual bonus;

(ii) a material adverse change by the Company in Executive’s title, position, authority, duties or responsibilities;

(iii) prior to an Acquisition, the Company requiring Executive to report to any person other than the Board;

(iv) a change by the Company in Executive’s principal place of employment to a location more than 30 miles from the Company’s offices in Pasadena, California; or

(v) a material breach by the Company or any successor of any provision of this Agreement, other than a breach of Section 1(b) above.

provided, however, that a change in Executive’s title, position, authority, duties, responsibilities or reporting relationship which results solely by virtue of the Company ceasing to be a publicly-held corporation or by virtue of the Company becoming a subsidiary of another entity, shall not, in and of itself, constitute Good Reason for purposes of this Agreement (provided that, in the event that the Company ceases to be publicly-held but is not acquired, Executive remains in charge of the Company, or, in the event of an acquisition, Executive remains directly in charge of the portion of the combined company consisting of the Company’s business).

Notwithstanding the foregoing, Executive’s resignation shall only constitute a resignation for Good Reason hereunder if (x) Executive provides the Company with a Notice of Resignation setting forth the specific facts or circumstances constituting Good Reason within thirty (30) days after the initial existence of such facts or circumstances (or, if later, such time as Executive first knows or reasonably should have known of such facts or circumstances), (y) the Company has failed to cure such facts or circumstances within thirty (30) days after receipt of such notice, and (z) the date of Executive’s termination of employment occurs no later than ninety (90) days after the initial occurrence of the event constituting Good Reason (or, if later, such time as Executive first knows or reasonably should have known of such occurrence).

5. Obligations upon Termination.

(a) Executive’s Termination Obligations.

(i) Executive hereby acknowledges and agrees that all Personal Property and equipment furnished to, or prepared by, Executive in the course of, or incident to, his employment, belongs to the Company and shall be promptly returned to the Company upon termination of his employment. For purposes of this Agreement, “Personal Property” includes, without limitation, all books, manuals, records, reports, notes, contracts, lists, blueprints, and other documents, or materials, or copies thereof (including computer files), and all other proprietary information relating to the business of the Company or its subsidiaries or affiliates. Following termination, Executive shall not retain any written or other tangible material containing any proprietary information of the Company or its subsidiaries or affiliates.

(ii) Upon termination of the Employment Period for any reason, Executive shall be deemed to have resigned from all offices and directorships, if any, then held with the Company or any subsidiary or affiliate, and, at the Company’s request, Executive shall execute such documents as are necessary or desirable to effectuate such resignations.

(iii) The representations and warranties contained herein and Executive’s obligations under Subsection 5(a)(i), and Section 7 shall survive the termination of Executive’s employment and the termination of this Agreement.

(b) Payments of Accrued Obligations Upon Termination of Employment. In the event of Executive’s termination of employment with the Company for any reason, the

Company shall pay Executive or Executive’s estate or legal representative (as applicable) (i) all unpaid salary and unpaid vacation accrued by Executive through the date of termination, (ii) any accrued, unpaid bonuses for any fiscal year of the Company ended prior to the date of termination, and (iii) any unreimbursed business expenses incurred by Executive, in accordance with Company policy for senior executives, prior the date of termination (the “Accrued Obligations”).

(c) Severance upon Termination Without Cause or for Good Reason. In the event that Executive incurs a “separation from service” from the Company (within the meaning of Section 409A(a)(2)(A)(i) of the Code and Treasury Regulation Section 1.409A-1(h)) (a “Separation from Service”) by reason of a termination of Executive’s employment by the Company without Cause or by Executive for Good Reason, and Executive executes a general release of claims (the “Release”) substantially in the form attached hereto as Exhibit A within twenty-one (21) days after the date of such termination (the “Termination Date”) and does not revoke such Release, then, in addition to the Accrued Obligations, the Company shall:

(x) pay Executive a lump-sum cash amount (the “Severance Payment”) equal to the sum of (A) Executive’s annual base salary as in effect on the Termination Date, plus (B) Executive’s then-current target annual bonus. The Company shall pay the Severance Payment to Executive within forty-five (45) days after Executive’s Separation from Service; and

(y) at the Company’s expense, provide continued group healthcare coverage for Executive and his eligible dependents until the earlier of twelve (12) months following the Termination Date or such time as Executive and his eligible dependents are covered under another employer’s group health plan without exclusion for any pre-existing medical condition (other than any pre-existing condition that limited Executive’s or his eligible dependents’ eligibility under the Company’s group health plan immediately prior to Executive’s termination) , provided that Executive properly elects continuation healthcare coverage under Section 4980B of the Code and the regulations thereunder; following such continuation period, any further continuation of such coverage under applicable law shall be at Executive’s sole expense.

(d) Six-Month Delay. Notwithstanding anything to the contrary in this Agreement, no compensation or benefits, including without limitation any severance payments or benefits payable under this Section 5, shall be paid to Executive prior to the earlier of (i) the expiration of the six (6)-month period following his Separation from Service or (ii) the date of Executive’s death, to the extent that paying such amounts at the time or times indicated in this Agreement would result in a prohibited distribution under Section 409A(a)(2)(b)(i) of the Code. If the payment of any such amounts is delayed as a result of the previous sentence, then on the first day following the end of such six-month period, the Company shall pay Executive a lump-sum amount equal to the cumulative amount that would have otherwise been payable to Executive during such six-month period.

(e) Incentive Awards. In the event of a termination of Executive’s employment for any reason or in the event of an Acquisition or other corporate transaction involving the Company, any stock options, restricted stock and other equity-based incentive awards held by Executive shall be governed by and subject to the terms and conditions of the applicable award agreements evidencing such awards and any governing incentive award plans or programs (together, the “Incentive Award Documents”), including, without limitation, any terms relating to accelerated vesting or changes in the vesting conditions of such awards.

(f) No Other Payments. Except as expressly provided in Sections 5(b) and (c) above or in applicable Incentive Award Documents, upon Executive’s termination of employment with the Company, Executive shall have no rights to any payments or benefits in connection with Executive’s employment with the Company or the termination thereof, other than those expressly required under applicable law (e.g., COBRA). In the event of a termination of Executive’s employment with the Company, Executive’s sole and exclusive remedy shall be to receive the payments and benefits described in this Section 5 and applicable Incentive Award Documents.

6. Attorneys Fees. The Company shall promptly pay or reimburse Executive for attorneys fees actually incurred by Executive in connection with the negotiation and drafting of this Agreement. The Company shall pay or reimburse such attorneys fees only to the extent that such fees are incurred by Executive on or prior to the Effective Date. The attorneys fees paid to or for the benefit of the Executive for any taxable year of the Executive shall not affect the attorneys fees paid to or for the benefit of the Executive for any other taxable year of the Executive. The Executive’s right to payment or reimbursement of attorneys fees shall not be subject to liquidation or exchange for any other benefit.

7. Executive Covenants.

(a) Confidentiality. As a condition of Executive’s employment with the Company, Executive agrees that during the term of such employment and any time thereafter, except as is required in connection with Executive’s services rendered for the Company, Executive will not directly or indirectly disclose or appropriate to his own use, or the use of any third party, any trade secret or confidential or proprietary information concerning the Company or its subsidiaries or affiliates or their businesses, whether or not developed by Executive, including, without limitation, information with respect to the Company’s operations, processes, products, inventions, business practices, finances, principals, vendors, suppliers, customers, potential customers, marketing methods, costs, prices, contractual relationships, regulatory status, business plans, designs, marketing or other business strategies, compensation paid to employees or other terms of employment, or deliver to any person, firm, corporation or other entity any document, record, notebook, computer program or similar repository of or containing any such confidential or proprietary information or trade secrets. The Company and the Executive stipulate and agree that as between them the foregoing matters are important, material and confidential proprietary information and trade secrets and affect the successful conduct of the businesses of the Company (and any successor or assignee of the Company).

(b) Covenant Not to Solicit Employees. Executive agrees that during his employment with the Company and for a period of one year thereafter, he will not, directly or indirectly, solicit, induce or encourage any employee of the Company or its subsidiaries or affiliates to terminate such employee’s relationship therewith.

(c) Covenant Not to Solicit Customers. Executive agrees that during his employment with the Company and thereafter, he will not use any trade secret of the Company or its subsidiaries or affiliates to solicit, induce, or encourage any customer, client, vendor, or other party doing business with the Company or its subsidiaries or affiliates to terminate its relationship therewith or transfer its business from the Company or its subsidiaries or affiliates.

(d) Injunctive Relief and Enforcement. Executive hereby acknowledges that irreparable injury will result to the Company in the event of a breach by Executive of his obligations under Section 5(a)(i) or this Section 7, that monetary damages for such breach would not be readily calculable, and that the Company would not have an adequate remedy at law therefor. Executive further acknowledges, consents and agrees that in the event of breach or threatened breach by Executive of the terms of such Sections, the Company shall be entitled to damages for any such breach and/or to specific performance or other injunctive relief to restrain any further violation or threatened violation of such Sections and to exercise such remedies cumulatively or in conjunction with all other rights and remedies provided by law. In addition, in the event that the agreements set forth in such Sections shall be determined by any court of competent jurisdiction to be unenforceable by reason of extending for too great a period of time or over too great a geographical area or by reason of being too extensive in any other respect, each such agreement shall be reformed and interpreted to extend over the maximum period of time for which it may be enforceable and to the maximum extent in all other respects as to which it may be enforceable, and enforced as so interpreted, all as determined by such court in such action.

8. Withholding. All amounts payable under this Agreement shall be subject to reduction to reflect such federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

9. Code Section 409A. Certain payments and benefits under this Agreement may constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (“Section 409A”), the payment of which is intended to comply with Section 409A. To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A. Notwithstanding any provision of this Agreement to the contrary, if at any time Executive and the Company mutually determine that any payments or benefits payable hereunder may be subject to Section 409A, the parties shall work together to adopt such amendments to this Agreement or take any other actions (including amendments or actions with retroactive effect) that the parties determine are necessary or appropriate to (i) exempt such payments and benefits from Section 409A and/or preserve the intended tax treatment of such payments or benefits, or (ii) comply with the requirements of Section 409A.

10. Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this

Agreement, which shall remain in full force and effect.

11. Assignment. This Agreement may not be assigned by Executive, but may be assigned by the Company to any subsidiary or affiliate thereof or to successor to its business or assets, and will inure to the benefit and be binding upon any such entities.

12. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

13. Choice of Law . This Agreement (including any claim or controversy arising out of or relating to this Agreement) shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of California (without regard to conflict of law principles that would result in the application of any law other than the law of the State of California).

14. Entire Agreement. As of the Effective Date, this Agreement, together with any Incentive Award Documents, constitutes the final, complete and exclusive agreement between the parties with respect to the subject matter hereof and replaces and supersedes any and all other agreements, termsheets, understandings, offers or promises, whether oral or written, made to Executive by the Company or any representative thereof. This Agreement may not be modified unless in writing and signed by both Executive and a duly authorized representative of the Company.

15. Executive’s Acknowledgment. Executive acknowledges (a) that he has consulted with or has had the opportunity to consult with independent counsel of his own choice concerning this Agreement and has been advised to do so by the Company, and (b) that he has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely based on his own judgment.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

GUIDANCE SOFTWARE, INC.

By:	/s/ Dale Fuller
Name:	Dale Fuller
Title:	Director

EXECUTIVE

/s/ Victor Limongelli
Victor Limongelli

EXHIBIT A

GENERAL RELEASE

For a valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned does hereby release and forever discharge the “Releasees” hereunder, consisting of Guidance Software, Inc., a Delaware corporation (the “Company”), and each of its partners, associates, affiliates, successors, heirs, assigns, agents, directors, officers, employees, shareholders, representatives, lawyers, insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which the undersigned now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof. The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to the employment or termination from employment of the undersigned by the Releasees, or any of them; any claim for benefits under any stock option or other equity-based incentive plan of the Releasees (or any related agreement to which any Releasee is a party); any alleged breach of any express or implied contract of employment; any alleged torts or other alleged legal restrictions on Releasee’s right to terminate the employment of the undersigned; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans With Disabilities Act, and the California Fair Employment and Housing Act. Notwithstanding the foregoing, this Release shall not operate to release any Claims which the undersigned may have to payments or benefits under Section 5 of that certain Employment Agreement, dated as of December 6, 2007, between the Company and the undersigned.

THE UNDERSIGNED ACKNOWLEDGES THAT HE HAS BEEN ADVISED BY LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

THE UNDERSIGNED, BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHTS HE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

IN ACCORDANCE WITH THE OLDER WORKERS BENEFIT PROTECTION ACT OF 1990, THE UNDERSIGNED IS HEREBY ADVISED AS FOLLOWS:

(1) HE HAS THE RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE;

(2) HE HAS TWENTY-ONE (21) DAYS TO CONSIDER THIS RELEASE BEFORE SIGNING IT; AND

(3) HE HAS SEVEN (7) DAYS AFTER SIGNING THIS RELEASE TO REVOKE IT, AND THIS RELEASE WILL BECOME EFFECTIVE UPON THE EXPIRATION OF THAT REVOCATION PERIOD.

The undersigned represents and warrants that there has been no assignment or other transfer of any interest in any Claim which he may have against Releasees, or any of them, and the undersigned agrees to indemnify and hold Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys’ fees incurred by Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer. It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the undersigned under this indemnity.

The undersigned agrees that if he hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against Releasees, or any of them, any of the Claims released hereunder, then the undersigned agrees to pay to Releasees, and each of them, in addition to any other damages caused to Releasees thereby, all attorneys fees incurred by Releasees in defending or otherwise responding to said suit or Claim; provided, however, that the undersigned shall not be obligated to pay the Releasees’ attorneys fees to the extent such fees are attributable to claims under the Age Discrimination in Employment Act or a challenge to the validity of the release of claims under the Age Discrimination in Employment Act.

The undersigned further understands and agrees that neither the payment of any sum of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to the undersigned.

IN WITNESS WHEREOF, the undersigned has executed this Release this      day of                     ,             .

Victor Limongelli

EXHIBIT B

OPTION AGREEMENT

GUIDANCE SOFTWARE, INC.

FIRST AMENDED AND RESTATED 2004 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

All capitalized terms used in this Stock Option Agreement without definition shall have the meanings ascribed to such terms in the Guidance Software, Inc. First Amended and Restated 2004 Equity Incentive Plan (the “Plan”).

I. NOTICE OF STOCK OPTION GRANT

Victor Limongelli

[Optionee Address]

You (“Optionee”) have been granted an option (the “Option”) to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Stock Option Agreement. The terms of your grant are set forth below:

Date of Grant:	December 6, 2007

Exercise Price per Share:	$12.80

Total Number of Shares subject to Option:	500,000

Total Exercise Price:	$6,400,000

Type of Option:	Incentive Stock Option

X Non-Qualified Stock Option

Term/Expiration Date:	December 5, 2017

Vesting Schedule:

The Option shall vest as follows:

(i) In the event that the closing trading price of a share of Common Stock on the principal stock exchange or quotation system on which the Common Stock is then listed (the “Principal Exchange”) equals or exceeds $15.36 on each trading day during a period of at least sixty (60) consecutive trading days, the Option shall, as of the last trading day of such sixty day period, vest and become exercisable with respect a number of shares such that an aggregate of twenty-five percent (25%) of the Option is vested and exercisable as of such date;

(ii) In the event that the closing trading price of a share of Common Stock on the Principal Exchange equals or exceeds $17.92 on each trading day during a period of at least sixty (60) consecutive trading days, the Option shall, as of the last trading day of such sixty day period, vest and become exercisable with respect a number of shares such that an aggregate of fifty percent (50%) of the Option is vested and exercisable as of such date;

(iii) In the event that the closing trading price of a share of Common Stock on the Principal Exchange equals or exceeds $20.48 on each trading day during a period of at least sixty (60) consecutive trading days, the Option shall, as of the last trading day of such sixty day period, vest and become exercisable with respect a number of shares such that an aggregate of seventy-five percent (75%) of the Option is vested and exercisable as of such date; and

(iv) In the event that the closing trading price of a share of Common Stock on the Principal Exchange equals or exceeds $23.04 on each trading day during a period of at least sixty (60) consecutive trading days, the Option shall, as of the last trading day of such sixty day period, vest and become exercisable with respect a number of shares such that an aggregate of one hundred percent (100%) of the Option is vested and exercisable as of such date.

The Option shall be subject to accelerated vesting as set forth in Section 2(b) below.

Exercisability Period:

Except in the event of a termination of Optionee’s service by the Company for Cause, the Option may be exercised, to the extent vested, for ninety (90) days after Optionee ceases to be a Service Provider or ninety (90) days after the Non-CEO Date (as defined below), as applicable, or such longer period as may be applicable upon the death or disability of Optionee as provided herein (or, if not provided herein, then as provided in the Plan), but in no event later than the Term/Expiration Date as provided above. Notwithstanding the foregoing, if the exercise of the Option following termination of Optionee’s service or following the Non-CEO Date, as applicable, or the tender of already-owned Shares or the sale of Shares through a broker in connection with such exercise would violate applicable federal or state securities laws, then the Option may be exercised until the expiration of a period of ninety (90) days following the first date on which the exercise of the Option (or such tender of already-owned Shares or sale of Shares) would not be in violation of such securities laws, but in no event later than the Term/Expiration Date as provided above.

II. AGREEMENT

1. Grant of Option. The Company hereby grants to the Optionee an Option to purchase the Common Stock (the “Shares”) set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”). Notwithstanding anything to the contrary anywhere else in this Option Agreement, the Option is subject to the terms, definitions and provisions of the Guidance Software, Inc. First Amended and Restated 2004 Equity Incentive Plan adopted by the Company, which is incorporated herein by reference.

2

If designated in the Notice of Grant as an Incentive Stock Option, the Option is intended to qualify as an incentive stock option as defined in Section 422 of the Code; provided, however, that to the extent that the aggregate Fair Market Value of stock with respect to which incentive stock options (within the meaning of Code Section 422, but without regard to Code Section 422(d)), including the Option, are exercisable for the first time by the Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company or any “parent corporation” or “subsidiary corporation” thereof within the meaning of Section 424(e) and 424(f), respectively, of the Code) exceeds $100,000, such options shall be treated as not qualifying under Code Section 422, but rather shall be treated as Non-Qualified Stock Options to the extent required by Code Section 422. The rule set forth in the preceding sentence shall be applied by taking options into account in the order in which they were granted. For purposes of these rules, the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted.

2. Exercise of Option. The Option is exercisable as follows:

(a) Right to Exercise.

(i) The Option shall be exercisable according to the vesting schedule set forth in the Notice of Grant. For purposes of this Stock Option Agreement, Shares subject to the Option shall vest based on Optionee’s continued status as a Service Provider, subject, however, to Section 2(b) below.

(ii) The Option may not be exercised for a fraction of a Share.

(iii) In the event of Optionee’s death, disability or other termination of the Optionee’s status as a Service Provider or status as the Chief Executive Officer of the Company, the exercisability of the Option is governed by Sections 7, 8, 9 and 10 below.

(iv) In no event may the Option be exercised after the date of expiration of the Term/Expiration Date of the Option as set forth in the Notice of Grant.

(b) Vesting upon Termination of Employment or Acquisition. In the event that (i) the Optionee’s employment with the Company is terminated by the Company without Cause or by the Optionee for Good Reason (as defined in that certain Employment Agreement, dated as of December 6, 2007, by and between the Company and the Optionee), or (ii) an Acquisition occurs (in any case, a “Triggering Event”), then, provided that the Option has not yet expired, the Option shall vest and become exercisable as follows:

(i) In the event that the closing trading price of a share of Common Stock on the Principal Exchange equals or exceeds $17.92 on the date immediately prior to the date on which the Triggering Event occurs, the Option shall, immediately prior to the Triggering Event, vest and become exercisable with respect a number of shares such that an aggregate of twenty-five percent (25%) of the Option is vested and exercisable as of such date;

(ii) In the event that the closing trading price of a share of Common Stock on the Principal Exchange equals or exceeds $20.48 on the date

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immediately prior to the date on which the Triggering Event occurs, the Option shall, immediately prior to the Triggering Event, vest and become exercisable with respect a number of shares such that an aggregate of fifty percent (50%) of the Option is vested and exercisable as of such date;

(iii) In the event that the closing trading price of a share of Common Stock on the Principal Exchange equals or exceeds $20.48 on the date immediately prior to the date on which the Triggering Event occurs, the Option shall, immediately prior to the Triggering Event, vest and become exercisable with respect a number of shares such that an aggregate of seventy-five percent (75%) of the Option is vested and exercisable as of such date; and

(iv) In the event that the closing trading price of a share of Common Stock on the Principal Exchange equals or exceeds $23.04 on the date immediately prior to the date on which the Triggering Event occurs, the Option shall, immediately prior to the Triggering Event, vest and become exercisable with respect a number of shares such that an aggregate of one hundred percent (100%) of the Option is vested and exercisable as of such date.

(c) Method of Exercise. The Option shall be exercisable by written notice in a form prescribed by the Company. The notice must state the number of Shares for which the Option is being exercised, and such other representations and agreements with respect to such Shares as may be required by the Company pursuant to the provisions of the Plan. The notice must be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The notice must be accompanied by payment of the Exercise Price, including payment of any applicable withholding tax. The Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price and payment of any applicable withholding tax.

No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

3. Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee (a) cash, (b) check, or (c) to the extent that such payment method does not result in adverse accounting consequences to the Company, (1) Shares owned by the Optionee or issuable upon exercise of the Option, in each case having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, (2) delivery of a notice that the Optionee has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Options and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price, provided that payment of such proceeds is then made to the Company upon settlement of such sale, or (3) any combination of the foregoing methods of payment.

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4. Transfer Restriction. With respect to any Shares acquired upon exercise of the Option, Optionee hereby agrees that he shall not sell or otherwise transfer such Shares during the period (the “Restricted Period”) ending on the earliest to occur of (i) the two year anniversary of the date on which the Option is exercised with respect to such Shares, (ii) the date on which Optionee ceases to be a Service Provider by reason of a termination of Optionee’s service by the Company without Cause or by Optionee for Good Reason, (iii) the date of Optionee’s death, or (iv) immediately prior to an Acquisition; provided, however, that such restriction shall not apply to any Shares delivered to (or withheld by) the Company as payment of the Exercise Price or in satisfaction of Optionee’s tax withholding obligations. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Restricted Period.

5. Termination of Relationship. In the event that (i) Optionee ceases to be a Service Provider (other than by reason of a termination by the Company for Cause or the Optionee’s death or the total and permanent disability of the Optionee as defined in Code Section 22(e)(3)), or (ii) Optionee ceases for any reason to serve as the Company’s Chief Executive Officer but remains employed by the Company, the Option, to the extent vested as of the date on which Optionee ceases to be a Service Provider or the date on which Optionee ceases to serve as the Company’s Chief Executive Officer but remains employed by the Company (the “Non-CEO Date”), as applicable, shall remain exercisable during the Exercisability Period set forth in the Notice of Grant. To the extent that the Option is not vested as of the date on which Optionee ceases to be a Service Provider or as of the Non-CEO Date, as applicable, or if Optionee does not exercise the Option within the time specified herein, the Option shall terminate.

6. Termination for Cause. If Optionee ceases to be a Service Provider by reason of a termination by the Company for Cause, the Option shall terminate upon the date of Optionee’s termination, regardless of whether the Option is then vested and/or exercisable with respect to any Shares.

7. Disability of Optionee. If Optionee ceases to be a Service Provider as a result of his or her total and permanent disability as defined in Code Section 22(e)(3), the Option, to the extent vested as of the date on which Optionee ceases to be a Service Provider, shall remain exercisable for twelve (12) months from such date (but in no event later than the expiration date of the term of the Option as set forth in the Notice of Grant). To the extent that the Option is not vested as of the date on which Optionee ceases to be a Service Provider, or if Optionee does not exercise such Option within the time specified herein, the Option shall terminate.

8. Death of Optionee. If Optionee ceases to be a Service Provider as a result of the Optionee’s death, the Option, to the extent vested as of the date of death, shall remain exercisable for twelve (12) months following the date of death (but in no event later than the expiration date of the term of the Option as set forth in the Notice of Grant) by Optionee’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance. To the extent that the Option is not vested as of the date of death, or if the Option is not exercised within the time specified herein, the Option shall terminate.

9. Non-Transferability of Option. The Option may not be transferred in any manner except by will or by the laws of descent or distribution . It may be exercised during the lifetime

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of Optionee only by Optionee. The terms of the Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

10. Term of Option. The Option may be exercised only within the term set forth in the Notice of Grant.

11. No Right to Employment. Nothing in the Plan or in this Agreement shall confer upon the Optionee any right to continue in the employ of, or as a Consultant for, the Company or any Parent or Subsidiary, or as a director of the Company, or shall interfere with or restrict in any way the rights of the Company or any Parent or Subsidiary, which are hereby expressly reserved, to discharge the Optionee at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written employment agreement between the Optionee and the Company or any Parent or Subsidiary.

12. Miscellaneous.

(a) Governing Law; Severability. The laws of the State of California shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

(b) Conformity to Securities Laws. Optionee acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

(c) Amendments, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator, provided, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely effect the Option in any material way without the prior written consent of Optionee.

(d) Notification of Disposition. If this Option is designated as an Incentive Stock Option, Optionee shall give prompt notice to the Company of any disposition or other transfer of any Shares acquired under this Agreement if such disposition or transfer is made (a) within two years after the Grant Date or (b) within one year after the transfer of such Shares to Optionee upon exercise of the Option. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.

(e) Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Optionee is subject to Section 16 of the Exchange Act, the Plan, the Option and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any

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amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

(f) Section 409A. This Agreement and the Option is intended to be exempt from the provisions of Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, as providing for an option to purchase service recipient stock as described in Section 1.409A-1(b)(5)(i)(A) of the Department of Treasury regulations. Notwithstanding any provision of this Agreement to the contrary, in the event that the Administrator determines that the Option may be subject to Section 409A of the Code, the Administrator may adopt such amendments to this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Option from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Option, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of penalty taxes under Section 409A of the Code.

[SIGNATURE PAGE FOLLOWS]

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This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one document.

GUIDANCE SOFTWARE, INC.

By:
Name:
Title:
Date:

OPTIONEE ACKNOWLEDGES AND AGREES THAT, SUBJECT TO SECTION 2(b) ABOVE, THE VESTING OF SHARES PURSUANT TO THE OPTION HEREOF IS EARNED ONLY BY CONTINUING EMPLOYMENT, DIRECTORSHIP OR CONSULTANCY AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE COMPANY’S 2004 EQUITY INCENTIVE PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT, DIRECTORSHIP OR CONSULTANCY BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S EMPLOYMENT, DIRECTORSHIP OR CONSULTANCY AT ANY TIME, WITH OR WITHOUT CAUSE.

Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof. Optionee hereby accepts the Option subject to all of the terms and provisions hereof. Optionee has reviewed the Plan and the Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or the Option. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

Dated:
Victor Limongelli

Residence Address:

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EXHIBIT C

RESTRICTED STOCK AGREEMENT

GUIDANCE SOFTWARE, INC.

FIRST AMENDED AND RESTATED 2004 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

Guidance Software, Inc., a Delaware corporation (the “Company”), pursuant to its First Amended and Restated 2004 Equity Incentive Plan (the “Plan”), hereby grants to the individual listed below (“Holder”), the number of shares of the Company’s common stock, par value $0.001 per share, set forth below (the “Shares”). This Restricted Stock Award is subject to all of the terms and conditions as set forth in this Restricted Stock Agreement (the “Agreement”) (including without limitation the Restrictions on the Shares set forth in the Agreement) and the Plan, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement.

I. NOTICE OF RESTRICTED STOCK AWARD

Holder:	Victor Limongelli

Grant Date:	December 6, 2007

Total Number of Shares of Restricted Stock:	100,000 Shares

Vesting Schedule:	Subject to Section 2.2 below, the Restricted Stock Award shall vest and the Restrictions shall lapse with respect to 100% of the Shares subject thereto on December 6, 2011.

II. AGREEMENT

ARTICLE I.

GENERAL

1.1 Definitions. All capitalized terms used in this Agreement without definition shall have the meanings ascribed in the Plan.

1.2 Incorporation of Terms of Plan. The Award (as defined below) is subject to the terms and conditions of the Plan which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

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ARTICLE II.

AWARD OF RESTRICTED STOCK

2.1 Award of Restricted Stock.

(a) Award. In consideration of the Holder’s agreement to remain in the service or employ of the Company or one of its Subsidiaries, and for other good and valuable consideration, the Company issues to the Holder the award of Restricted Stock described in this Agreement (the “Award”). The number of shares of Restricted Stock (the “Shares”) subject to the Award is set forth in the Notice of Restricted Stock Award above. The Holder is a Service Provider of the Company.

(b) Book Entry Form. At the sole discretion of the Administrator, the Shares will be issued in either (i) uncertificated form, with the Shares recorded in the name of the Holder in the books and records of the Company’s transfer agent with appropriate notations to the extent that the Shares remain subject to the Restrictions (as defined below); or (ii) certificate form pursuant to the terms of Sections 2.1(c) and (d).

(c) Legend. Certificates representing Shares issued pursuant to this Agreement shall, until all Restrictions on transfer imposed pursuant to this Agreement lapse or shall have been removed and new certificates are issued, bear the following legend (or such other similar legend as shall be determined by the Administrator):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VESTING REQUIREMENTS AND MAY BE SUBJECT TO FORFEITURE UNDER THE TERMS OF THAT CERTAIN RESTRICTED STOCK AGREEMENT, DATED DECEMBER 6, 2007, BY AND BETWEEN GUIDANCE SOFTWARE, INC. AND THE REGISTERED OWNER OF SUCH SHARES, AND SUCH SHARES MAY NOT BE, DIRECTLY OR INDIRECTLY, OFFERED, TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNDER ANY CIRCUMSTANCES, EXCEPT PURSUANT TO THE PROVISIONS OF SUCH AGREEMENT.”

(d) Escrow. The Secretary of the Company or such other escrow holder as the Administrator may appoint may retain physical custody of any certificates representing the Shares until all of the Restrictions on transfer imposed pursuant to this Agreement lapse or shall have been removed. If an escrow holder is so appointed, the Holder shall not retain physical custody of any certificates representing Shares issued to the Holder that are unvested and subject to Restrictions.

2.2 Restrictions.

(a) Forfeiture of Shares Subject to Restrictions. In the event of a termination of the Holder’s employment for any reason or in the event that the Holder ceases for any reason to serve as the Company’s Chief Executive Officer but remains employed by the Company, the

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Shares then subject to the Restrictions (after giving effect to any accelerated vesting in connection therewith) shall thereupon automatically be forfeited by the Holder without further action by the Company, and the Holder’s rights in such Shares shall lapse. For purposes of this Agreement, “Restrictions” shall mean the restrictions on sale or other transfer set forth in Section 3.1 and the exposure to forfeiture set forth in this Section 2.2(a).

(b) Vesting and Lapse of Restrictions. Subject to Section 2.2(a) and 2.2(c), the Award shall vest and the Restrictions shall lapse in accordance with the vesting schedule set forth in the Notice of Restricted Stock Award above; provided, however, that to the extent permitted by applicable law, the Administrator may, in its sole discretion, suspend the vesting and lapsing of Restrictions applicable to the Award during all or any part of any leave of absence from employment taken by the Holder.

(c) Accelerated Vesting.

(i) In the event that (i) the Holder’s employment with the Company is terminated by the Company without Cause or by the Holder for Good Reason (as defined in that certain Employment Agreement, dated as of December 6, 2007, by and between the Company and the Holder), or (ii) an Acquisition occurs (in any case, a “Triggering Event”), the Award shall thereupon vest and the Restrictions shall lapse with respect to 100% of the Shares subject thereto immediately prior to the occurrence of such Triggering Event.

(ii) In the event that, prior to December 6, 2011, the Holder ceases for any reason to serve as the Company’s Chief Executive Officer but remains employed by the Company (the date of such event, the “Non-CEO Date”), the Award shall thereupon vest and the Restrictions shall lapse on a pro rata basis with respect to a number of Shares equal to the total number of Shares subject thereto immediately prior to the Non-CEO Date, multiplied by a fraction, the numerator of which is equal to the number of full years that have elapsed from the Grant Date to the Non-CEO Date and the denominator of which is four (4).

(iii) In the event of the Holder’s death prior to December 6, 2011, the Award shall thereupon vest and the Restrictions shall lapse on a pro rata basis with respect to a number of Shares equal to the total number of Shares subject thereto immediately prior to the Holder’s death, multiplied by a fraction, the numerator of which is equal to the number of full years that have elapsed from the Grant Date to the date of the Holder’s death and the denominator of which is four (4). Notwithstanding the foregoing, to the extent permitted by applicable law, the Administrator may, in its sole discretion, suspend the vesting and lapsing of Restrictions applicable to the Award during all or any part of any leave of absence from employment taken by the Holder.

(d) Tax Withholding. The Company shall be entitled to require payment in cash or deduction from other compensation payable to the Holder of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting, lapse of Restrictions or payment of the Restricted Stock. The Administrator may in its discretion and in satisfaction of the foregoing requirement allow the Holder to elect to have the Company withhold shares of Stock otherwise issuable or vesting under the Award (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld.

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Notwithstanding any other provision of the Plan or this Agreement, the number of shares of Stock which may be withheld with respect to the issuance, vesting, lapse of Restrictions or payment of the Restricted Stock in order to satisfy the Holder’s federal and state income and payroll tax liabilities with respect to the issuance, vesting, lapse of Restrictions or payment of the Restricted Stock shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal and state tax income and payroll tax purposes that are applicable to such supplemental taxable income.

ARTICLE III.

OTHER PROVISIONS

3.1 Restricted Stock Not Transferable. No Shares that are subject to the Restrictions or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Holder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect.

3.2 Rights as Stockholder. Except as otherwise provided herein, upon the Grant Date the Holder shall have all the rights of a stockholder with respect to the Shares, subject to the Restrictions contained herein, including the right to vote the Shares and the right to receive any cash or stock dividends paid to or made with respect to the Shares.

3.3 Not a Contract of Employment. Nothing in this Agreement or in the Plan shall confer upon the Holder any right to continue to serve as an employee or other service provider of the Company or any of its Subsidiaries.

3.4 Governing Law. The laws of the State of California shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

3.5 Conformity to Securities Laws. The Holder acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, including without limitation Rule 16b-3 under the Exchange Act. Notwithstanding anything herein to the contrary, the Plan shall be administered, and this Award is granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

3.6 Section 409A. This Agreement and the Award are intended to be exempt from the provisions of Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, as providing for the transfer of restricted property as described in Section 1.409A-1(b)(6) of the Department of Treasury regulations.

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Notwithstanding any provision of this Agreement to the contrary, in the event that the Administrator determines that the Award may be subject to Section 409A of the Code, the Administrator may adopt such amendments to this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of penalty taxes under Section 409A of the Code.

3.7 Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board, provided, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely effect the Award in any material way without the prior written consent of the Holder.

3.8 Notices. Notices required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the Holder to his address shown in the Company records, and to the Company at its principal executive office.

3.9 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Holder and his or her heirs, executors, administrators, successors and assigns.

[Signature page follows]

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By his or her signature and the Company’s signature below, Holder agrees to be bound by the terms and conditions of the Plan and this Agreement. Holder has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan and this Agreement. Holder hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Agreement. If Holder is married, his or her spouse has signed the Consent of Spouse attached to this Agreement as Exhibit A.

GUIDANCE SOFTWARE, INC:	HOLDER:

By:	By:
Print Name:	Print Name:	Victor Limongelli
Title:
Address:

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EXHIBIT A TO RESTRICTED STOCK AGREEMENT

CONSENT OF SPOUSE

I,                             , spouse of Victor Limongelli, have read and approve the foregoing Agreement. In consideration of issuing to my spouse the shares of the common stock of Guidance Software, Inc. set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares of the common stock of Guidance Software, Inc. issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated: ,
Signature of Spouse

A-1